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Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide, Inc.
401(k) Savings Plan
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (No. 333-17743) of our report dated April 3, 2002, relating to the financial statements of TMP Worldwide Inc. 401(k) Savings Plan ("the Plan") as of and for the years ended December 31, 2000 and 1999, appearing in the Plan's Annual Report on Form 11-K for the year ended December 31, 2000.

/s/ BDO Seidman, LLP

New York, New York

May 13, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS